SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                               SCHEDULE 13D
                             (Amendment No. 1)

                Under the Securities Exchange Act of 1934

                            Thackeray Corporation
                               (Name of Issuer)

                     Common Stock, Par Value $.10 per share
                        (Title of Class and Securities)

                                  883217  10  1
                    (CUSIP Number of Class of Securities)

                             Edmund C. Duffy, Esq.
                       Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                           New York, New York  10022
                                (212) 735-3000
               (Name, Address and Telephone Number of Person
              Authorized to Receive Notices and Communications)

                            September 23, 1993
          (Date of Event which RequiresFiling of this Statement)

        If the filing person has previously filed a statement on
        Schedule 13G to report the acquisition which is the subject of this Statement because of Rule 13d-1(b)(3) or
        (4), check the following:                             ___
                                                             /__/

        Check the following box if a fee is being paid with this
        Statement:                                            ___
                                                             /__/



                              SCHEDULE 13D

    CUSIP NO. 883217  10 1

          NAME OF REPORTING PERSON
    1     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                  The Estate of Peter J. Sharp

          CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP            (a)  ( )
    2                                                                 (b)  ( )

    3     SEC USE ONLY

    4     SOURCE OF FUNDS*

                     Not applicable

    5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
          ITEMS 2(d) or 2(E)                                               ( )

    6     CITIZENSHIP OR PLACE OF ORGANIZATION

                                   7   SOLE VOTING POWER
                                         937,500
              NUMBER
                OF                 8   SHARED VOTING POWER
              SHARES
           BENEFICIALLY                  497,000
             OWNED BY
               EACH                9   SOLE DISPOSITIVE POWER
            REPORTING
           PERSON WITH                   937,500

                                  10   SHARED DISPOSITIVE POWER

                                         497,000

    11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                 1,434,500

    12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
          SHARES*                                                          ( )

    13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
               Approximately 28.1%

    14    TYPE OF REPORTING PERSON*
               OO


                                 SCHEDULE 13D

    CUSIP NO. 883217  10 1

          NAME OF REPORTING PERSON
    1     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

                   Peter Sharp & Co., Inc.

          CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP            (a)  ( )
    2                                                                 (b)  ( )

    3     SEC USE ONLY

    4     SOURCE OF FUNDS*

               Not applicable

    5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
          ITEMS 2(d) or 2(E)                                               ( )

    6     CITIZENSHIP OR PLACE OF ORGANIZATION
                New York

                                   7   SOLE VOTING POWER
                NUMBER
                  OF               8   SHARED VOTING POWER
                SHARES
             BENEFICIALLY                  497,000
               OWNED BY
                 EACH              9   SOLE DISPOSITIVE POWER
               REPORTING
             PERSON WITH          10   SHARED DISPOSITIVE POWER

                                           497,000

    11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
             1,434,500

    12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
          SHARES*                                                          ( )

    13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                   Approximately 9.7%

    14    TYPE OF REPORTING PERSON*
              CO


                                SCHEDULE 13D

               This amends the statement on Schedule 13D (the "Schedule 13D") filed with the Securities and Exchange Commission by The Estate of Peter Sharp, and Peter Sharp & Co., Inc. relating to shares of common stock, $.10 par value (the "Shares"), of Thackeray Corporation, a Delaware corporation ("Thackeray" or the "Issuer"). Capitalized terms not otherwise defined have the meanings set forth in the Schedule 13D.

          Item 5.  Interest in Securities of the Issuer.

               Item 5 is hereby amended and supplemented by adding thereto the following:

                    Appendix A annexed hereto and incorporated
               herein by reference sets forth information with respect to all transactions in Shares that were effected by the Company during the past sixty days.

                    The Estate is the beneficial owner of 1,434,500
               Shares, representing approximately 28.1% of the 5,107,401 Shares outstanding on August 5, 1993, as reported in Thackeray's Quarterly Report on Form 10-Q for Thackeray's fiscal quarter ended June 30, 1993 (the "Outstanding Shares"), of which 497,000 Shares are held by the Company and 937,500 are held by the Estate. The Company is the owner of 497,000 Shares, representing approximately 9.7% of the Outstanding Shares.


                               SIGNATURE

               After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Dated: October 5, 1993

                              PETER SHARP & CO., INC.

                              By:
                                   Barry Tobias,
                                   Chief Financial Officer



                                  SIGNATURE

               After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Dated: October 5, 1993

                              THE ESTATE OF PETER SHARP

                              By:  /s/ Caroline M. Sharp
                                   Caroline M. Sharp, Executrix

                              By:  /s/ Peter H. Sharp
                                   Peter H. Sharp, Executor

                              By:  /s/ Randall A. Sharp
                                   Randall A. Sharp, Executrix



                                  Appendix A

          Trade Date     Number of Shares   Price Per Share    Sales Price

          9/22/93        2,000               $4-1/2             $ 9,000

          9/22/93        2,000               $4-1/2             $ 9,000

          9/23/93        2,500               $4-1/2             $11,250

          9/24/93        2,500               $4-1/2             $11,250

          9/24/93        2,500               $4-1/2             $11,250

          9/27/93        5,000               $4-1/2             $22,500

          9/28/93        2,500               $4-1/2             $11,250